EXHIBIT 99.4

Contacts:	Investors	Media

	Justin Cressall Treasurer (441) 298-0753	Mark Semer Kekst and Company (212) 521-4802

PLATINUM UNDERWRITERS HOLDINGS REPORTS
FIRST-QUARTER 2003 FINANCIAL RESULTS

Net Income Per Common Share of $0.71

HAMILTON, BERMUDA, MAY 13, 2003 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $30.6 million, or $0.71 per common share, for the quarter ended March 31, 2003.

Steven H. Newman, Chairman of the Board, commented: “We are very pleased with Platinum’s financial performance during its first full quarter of operations. Our underwriting results were driven by our property segment, which benefited from the absence of major catastrophes. We also achieved a modest underwriting profit in our casualty segment where market conditions continue to improve. The overall performance of our diversified underwriting portfolio was outstanding.”

First-quarter net premiums written were $360.1 million and net premiums earned were $238.1 million. Net investment income was $14.2 million for the quarter.

Platinum’s first-quarter GAAP combined ratio was 87.2%, reflecting losses and loss adjustment expenses of $138.8 million, or 58.3% of net premiums earned; acquisition expenses of $51.7 million, or 21.7% of net premiums earned and underwriting expenses of $17.2 million, or 7.2% of net premiums earned.

For the quarter, net premiums written for Platinum’s property, casualty and finite risk segments were $117.8 million, $113.7 million and $128.6 million, respectively. Combined ratios for these segments were 75.2%, 99.8% and 88.7%, respectively.

Results for the quarter also reflect other income of $1.2 million, the majority of which represents fee income earned on reinsurance contracts accounted for under the deposit method; interest expense of $2.5 million relating to the Company’s equity security units; and corporate expense totaling $3.0 million. The Company’s effective tax rate for the quarter was 25.3%.

As of March 31, 2003, total assets were $2,001.2 million, which includes cash and fixed maturity investments of $1,493.7 million. Total assets increased by $356.3 million from $1,644.9 million as of December 31, 2002, with total cash and fixed maturity investments increasing by $147.0 million from $1,346.7 million at year-end 2002. As of March 31, 2003 total shareholders’ equity was $956.0 million and book value per share was $22.23.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding Platinum’s financial performance and that of its various business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, May 14, 2003 at 8:30 am Eastern time. The call can be accessed by dialing 800-289-0436 (US callers) or 913-981-5507 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and made available to those unable to participate from 11:30 am Eastern time on Wednesday, May 14 until midnight Eastern time on Wednesday, May 21. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 659644. The teleconference will also be archived on the Investor Relations section of www.platinumre.com for the same period of time.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of “A” (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based upon the Company’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company’s future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to implementing the Company’s business strategy and successfully continuing the business acquired in connection with the Company’s initial public offering; the adequacy of the Company’s loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Income and Comprehensive Income
For the Three Months Ended March 31, 2003
($ in thousands, except per share amounts)
(Unaudited)

Three Months Ended
March 31, 2003

REVENUES
Net premiums earned	$238,069
Net investment income	14,203
Net realized investment gains	744
Net foreign exchange losses	(75)
Other income	1,150

Total revenues	254,091

EXPENSES
Losses and loss adjustment expenses	138,803
Acquisition expenses	51,719
Other underwriting expenses	17,214
Corporate expenses	2,955
Interest expense	2,468

Total expenses	213,159

Income before income tax expense	40,932
Income tax expense	10,346

NET INCOME	$30,586

BASIC
Weighted average shares outstanding	43,004
Basic earnings per share	$0.71
DILUTED
Weighted average shares outstanding	49,008
Diluted earnings per share	$0.66
COMPREHENSIVE INCOME
Net income	$30,586
Other comprehensive income, net of tax	7,647

Comprehensive income	$38,233

*	For the period from November 1, 2002 through December 31, 2002

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
March 31, 2003
($ in thousands, except per share data)
(Unaudited)

	March 31, 2003	December 31, 2002

ASSETS
Investments and cash and cash equivalents	$1,493,720	$1,346,702
Receivables	326,074	168,507
Deferred acquisition costs	70,454	49,332
Other assets	110,940	80,346

Total assets	$2,001,188	$1,644,887

LIABILITIES
Unpaid losses and loss adjustment expenses	$417,372	$281,659
Unearned premiums	314,492	191,016
Debt obligations	137,500	137,500
Commissions payable	106,128	37,562
Other liabilities	69,657	75,904

Total liabilities	1,045,149	723,641
Total shareholders’ equity	956,039	921,246

Total liabilities and shareholders’ equity	$2,001,188	$1,644,887

Book value per share	$22.23	$21.42

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended March 31, 2003
($ in thousands)
(Unaudited)

	Global Property	Global Casualty	Finite Risk	Total

Net premiums written	$117,767	$113,694	$128,630	$360,091
Net premiums earned	89,932	77,726	70,411	238,069

Losses and loss adjustment expenses	41,585	53,907	43,311	138,803
Acquisition expenses	15,618	19,029	17,072	51,719
Other underwriting expenses	10,459	4,618	2,137	17,214

Total underwriting deductions	67,662	77,554	62,520	207,736

Segment underwriting gain	$22,270	$172	$7,891	$30,333

GAAP Underwriting ratios:
Loss and loss adjustment expense	46.2%	69.4%	61.5%	58.3%
Acquisition expense	17.4%	24.5%	24.2%	21.7%
Other underwriting expense	11.6%	5.9%	3.0%	7.2%

Combined	75.2%	99.8%	88.7%	87.2%

Statutory Underwriting ratios:
Loss and loss adjustment expense	46.2%	69.4%	61.5%	58.3%
Acquisition expense	15.2%	23.9%	21.6%	20.2%
Other underwriting expense	8.9%	4.1%	1.7%	4.8%

Combined	70.3%	97.4%	84.8%	83.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory Underwriting ratios are based on statutory accounting principles and are calculated as follows:

(1)	Losses & loss adjustment expenses are divided by net premiums earned;

(2)	Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

(3)	Other underwriting expenses are divided by net premiums written.